SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: December 7, 2005

                        Medical Staffing Solutions, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Nevada                      000-23967                  91-2135006
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

8150 Leesburg Pike, Suite 1200, Vienna, Virginia                        22182
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    (Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:               (703) 641-8890
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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      Effective January 1, 2006, Mr. Robert Murphy shall serve as Chief Operating Officer of Medical Staffing Solutions, Inc. (the "Company"). Mr. Murphy has served as President of Nurses Onsite Corp. (formerly doing business as Nurses PRN, LLC ("NPRN")) since the completion of the Company's acquisition of NPRN on July 1, 2005. From July 2002 through June 30, 2005, Mr. Murphy had been Chief Executive Officer of NPRN. From 1996 to 2001, Mr. Murphy served as founder and president of Staff Force, a traditional staffing and recruiting firm located in South Florida which he sold to Teleforce, LLC, a South Florida call center staffing company. Prior to Staff Force, Mr. Murphy was Vice President of operations for National Health Care Affiliates ("NHCA"), a $136 million temporary nurse staffing and long-term care provider headquartered in Buffalo, New York. Mr. Murphy was appointed to this position after selling his own health staffing company to NHCA in 1994. Mr. Murphy built his prior health-staffing firm into one of the largest medical staffing agencies in South Florida from 1987 to when he sold it in 1994. Mr. Murphy held various positions of increasing responsibility in health care recruiting and staffing from 1982 to 1987. He attended the University of Miami and majored in Business Administration.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDICAL STAFFING SOLUTIONS, INC.


Date: December 7, 2005                  By: /s/ Dr. Brajnandan B. Sahay
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                                        Name:  Dr. Brajnandan B. Sahay
                                        Title: President